EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AESP RECEIVES NOTIFICATION FROM NASDAQ
   OF COMPLIANCE WITH LISTING STANDARDS

Miami, Florida, December 2, 2003 — AESP, Inc (NASDAQ: AESP ) today announced that it has received a letter from The Nasdaq Stock Market (“NASDAQ”) that the Company has regained compliance with the NASDAQ SmallCap Market continued listing maintenance standards. On June 9, 2003 the Company received a letter from NASDAQ stating that it was not in compliance with NASDAQ’s continued listing standards. On November 24, 2003, the Company was notified by NASDAQ that, as a result of the closing bid price of the Company’s common stock remaining at or over $1.00 per share for at least 10 consecutive trading days, the Company has regained compliance with NASDAQ’s continued listing maintenance standards.

AESP, Inc. designs, manufactures, markets and distributes network connectivity products under the brand name Signamax™ Connectivity Systems as well as customized solutions for original equipment manufacturers worldwide. The Company offers a complete line of active networking and premise cabling products for copper and fiber optic based networks, as well as computer connectivity products.

Safe Harbor Disclosure under the 1995 Securities Litigation Reform Act. This news release may contain forward-looking statements, which involve risks and uncertainties. The Company’s actual future results could differ materially from the results anticipated herein. For information regarding factors that could impact the Company’s future performance, see the Company’s future filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for 2002.

Signamax is a trademark of AESP, Inc. in the United States and/or other countries.

For further information, please contact:

Slav Stein, President & CEO
Roman Briskin, Executive Vice President
John F. Wilkens, Chief Financial Officer

AESP, Inc.
 1810 NE 144 Street
 North Miami, Florida 33131
 (305) 944-7710